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                                                                    EXHIBIT 16.2


                       [LETTERHEAD OF GRANT THORNTON LLP]



April 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:   Vestin Fund I, LLC
      File No. 333-32800

Commissioners:

We have read Item 4 of Form 8-K/A of Vestin Fund I, LLC, dated April 26, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP
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Grant Thornton LLP